Exhibit 99.1
N E W S    R E L E A S E

One Park Place, Suite 700 ■ 621 Northwest 53rd Street ■ Boca Raton, Florida 33487 ■ www.thegeogroupinc.com
CR-06-09
THE GEO GROUP, INC. REPORTS FOURTH QUARTER 2005 RESULTS
AND INCREASES 2006 EARNINGS GUIDANCE BY $0.05 PER SHARE
•	GAAP Quarterly EPS Loss of $0.08 with $20.9 Million Non-Cash Michigan Impairment Charge

•	Achieved Pro-Forma Quarterly EPS of $0.36 — Pro-Forma Net Income of $3.6 Million

•	Quarterly Revenue increased to $164.9 Million from $161.6 Million
Boca Raton, Fla. — March 13, 2006 — The GEO Group, Inc. (NYSE: GGI) (“GEO”) today reported a fourth quarter 2005 GAAP loss of $0.8 million, or $0.08 per share, based on 10.0 million shares outstanding, compared with $5.2 million, or $0.53 per share, based on 9.8 million shares outstanding, in the fourth quarter of 2004. GAAP Net income for 2005 was $7.0 million, or $0.70 per share, based on 10.0 million diluted weighted average shares outstanding, compared with $16.8 million, or $1.73 per share, based on 9.7 million diluted weighted average shares outstanding, for 2004.
Fourth Quarter Pro-Forma Results
Fourth quarter 2005 pro forma earnings were $3.6 million, or $0.36 per share, compared with pro forma earnings of $5.2 million, or $0.52 per share for the fourth quarter of 2004.
Fourth quarter 2005 pro forma earnings results exclude an international tax benefit of $8.5 million, or $0.85 per share, related to certain tax law changes in Australia and South Africa, and an after-tax net gain of $0.5 million, or $0.05 per share, from discontinued operations which includes the gain on sale of GEO’s 72-bed Atlantic Shores Hospital in Fort Lauderdale, Florida on January 1, 2006. These gains were offset by an after-tax non-cash impairment charge of $12.6 million, or $1.26 per share, related to GEO’s 500-bed Michigan Correctional Facility which closed on October 14, 2005; an after-tax charge of $0.2 million, or $0.02 per share, related to one-time costs associated with the reclassification of certain job positions from exempt to non-exempt employees; and one-time start-up expenses of $0.6 million, or $0.06 per share, related to GEO’s most recent new contracts with the Indiana Department of Correction for the management of the 2,416-bed New Castle Correctional Facility in New Castle, Indiana, and with the New Mexico Department of Health for the management of the 230-bed Fort Bayard Medical Center in Fort Bayard, New Mexico.
Fourth quarter 2004 pro forma earnings of $5.2 million exclude a tax benefit of $3.4 million, or $0.34 per share, related to the July 2003 sale of GEO’s 50 percent interest in its former joint venture in the United Kingdom, Premier Custodial Group Limited, offset by an after-tax loss of $0.7 million, or $0.07 per share, from discontinued operations related to GEO’s former Immigration Contract in Australia, a one-time write-off of $1.8 million after-tax, or $0.18 per share, related to GEO’s deactivated Jena, Louisiana Facility, and a one-time write-down of approximately $0.8 million after-tax, or $0.08 per share, of deferred costs related to merger and acquisition activity.
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Contact:	Pablo E. Paez	(866) 301-4436
Director, Corporate Relations

N E W S    R E L E A S E
Reconciliation of GAAP Basis Results to Non-GAAP (“Pro Forma”) Basis Information
(In thousands except per share data)

	13 Weeks	14 Weeks
	Ended	Ended
	1-Jan-06	2-Jan-05
Net Income (loss)	$(807)	$5,229
Discontinued Operations	(516)	697
2005
International Tax Benefit	(8,517)
Michigan Impairment Charge	12,630
Start-Up Costs	592
Job Reclassification Expenses	242
2004
Jena, La. Write-off		1,809
Acquisition Deferred Costs		787
Foreign Tax Credit		(3,351)

Pro Forma Net Income	$3,624	$5,171

Diluted Earnings (loss) per Share	$(0.08)	$0.53
Discontinued Operations	(0.05)	0.07
2005
International Tax Benefit	(0.85)
Michigan Impairment Charge	1.26
Start-Up Costs	0.06
Job Reclassification Expenses	0.02
2004
Jena, La. Write-off		0.18
Acquisition Deferred Costs		0.08
Foreign Tax Credit		(0.34)

Diluted Pro Forma Earnings Per Share	$0.36	$0.52

Revenue
GEO reported fourth quarter 2005 revenue of $164.9 million compared with $161.6 million in the fourth quarter of 2005. Revenue for 2005 was $612.9 million compared with $594.0 million in 2004.
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Contact:	Pablo E. Paez	(866) 301-4436
Director, Corporate Relations

N E W S    R E L E A S E
Adjusted EBITDA and EBITDAR
GEO reported fourth quarter 2005 Adjusted EBITDA of $8.3 million compared with $12.2 million for the fourth quarter of 2004. GEO reported year-end 2005 Adjusted EBITDA of $40.9 million compared with $49.0 million for year-end 2004.
GEO’s reported EBITDAR for the fourth quarter of 2005 was $14.4 million compared with $18.1 million for the fourth quarter of 2004. GEO’s reported EBITDAR for year-end 2005 was $67.5 million compared with $74.7 million for year-end 2004.
Calculation of Adjusted EBITDA and EBITDAR and Reconciliation
(In thousands

	4Q 2005	4Q 2004	2005	2004
Net Income (loss)	$(807)	$5,229	$7,006	$16,815
Discontinued Operations	(516)	697	(1,127)	348
Interest Expense, Net	4,641	2,688	13,862	12,570
Income Tax Provision (benefit)	(13,707)	(1,013)	(11,826)	8,231
Depreciation and Amortization	4,949	3,683	15,876	13,898

Adjusted for Extraordinary Items, Pre-tax
2004
Foreign Tax Credit		(3,351)		(3,351)
Jena, La. Write-off		3,000		3,000
Acquisition Deferred Costs		1,300		1,300
Acquisition Deferred Financing Fees		—		317
Insurance Adjustment		—		(4,150)
2005
International Tax Benefit	(8,517)		(8,517)
Michigan Impairment Charge	20,859		20,859
Start-Up Costs	977		977
Job Relcassificaiton Expenses	400		400
U.S. Job Creation Act Tax Benefit	—		(1,704)
Insurance Adjustment	—		(1,300)
Jena, Louisiana Write-off	—		4,255
Acquisition Deferred Financing Fees	—		1,360
Queens Transition Costs	—		798

Adjusted EBITDA	$8,279	$12,233	$40,919	$48,978

Lease Rental Expense	6,123	5,888	26,611	25,678

EBITDAR	$14,402	$18,121	$67,530	$74,656

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Contact:	Pablo E. Paez	(866) 301-4436
Director, Corporate Relations

N E W S    R E L E A S E
George C. Zoley, Chairman and Chief Executive Officer of GEO, said: “We have taken corrective action to address several challenges which impacted our financial performance throughout the entire year. These challenges included a decline in the inmate population at our San Diego, California Facility, the closure of our Baldwin, Michigan Facility, and unanticipated employee healthcare costs. Despite these challenges and several one-time charges during the fourth quarter, which included a non-cash impairment charge related to our Michigan Facility, job reclassification expenses, and start-up costs related to our most recent contracts in Indiana and New Mexico, we achieved strong pro-forma quarterly results of $0.36 earnings per share.
“As result of our efforts, we have effectively overcome the challenges that impacted our performance in 2005, and we are now poised to have a strong financial year in 2006. We are therefore raising our financial guidance for 2006. We are particularly pleased with the signing of a new 10-year, fixed-payment contract for our San Diego, California Facility, which eliminates any future financial risks associated with inmate occupancy fluctuations. We also remain optimistic of our new business development prospects and the additional upside that they present in 2006 and beyond,” Zoley added.
Financial Guidance
GEO is raising its previously issued earnings guidance for 2006 by $0.05 per share to a range of $1.75 to $1.85 per share. GEO is raising its previously-issued revenue guidance for 2006 by $2.0 million to a range of $729 million to $745 million.
GEO is revising its financial guidance for the first quarter of 2006. GEO is increasing its first quarter 2006 revenue guidance by $2.0 million to a range of $182 million to $186 million and its first quarter 2006 earnings guidance by $0.05 per share to a range of $0.29 to $0.31 per share.
GEO is maintaining its previously issued guidance for the remaining quarters of 2006. GEO estimates second quarter 2006 revenues to be in the range of $181 million to $185 million and second quarter 2006 earnings per share to be in the range of $0.43 to $0.45. GEO estimates third quarter 2006 revenues to be in the range of $181 million to $185 million and third quarter 2006 earnings per share to be in the range of $0.53 to $0.55. GEO estimates fourth quarter 2006 revenues to be in the range of $185 million to $189 million and fourth quarter 2006 earnings per share to be in the range of $0.50 to $0.54.
In addition, GEO is providing the following EBITDA and EBITDAR guidance for 2006. GEO estimates year-end 2006 EBITDA to be in the range of $72 million to $76 million and year-end 2006 EBITDAR to be in the range of $98 million to $102 million.
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Contact:	Pablo E. Paez	(866) 301-4436
Director, Corporate Relations

N E W S    R E L E A S E
Conference Call Information
GEO has scheduled a conference call and simultaneous webcast at 11:00 AM (Eastern Time) on Monday, March 13, 2006 to discuss GEO’s 2005 fourth quarter financial results as well as its progress and outlook. The call-in number for the U.S. is 1-866-510-0711 and the international call-in number is 1-617-597-5379. The participant pass-code for the conference call is 98952552. In addition, a live audio webcast of the conference call may be accessed on the Conference Calls/Webcasts section of GEO’s investor relations home page at www.thegeogroupinc.com. A replay of the audio webcast will be available on the website for one year. A telephonic replay of the conference call will be available until April 13, 2006 at 1-888-286-8010 (U.S.) and 1-617-801-6888 (International). The pass-code for the telephonic replay is 72023358. GEO will discuss Non-GAAP (“Pro Forma”) basis information on the conference call. A reconciliation from GAAP basis results to Non-GAAP (“Pro Forma”) basis information may be found on the Conference Calls/Webcasts section of GEO’s investor relations home page at www.thegeogroupinc.com.
About The GEO Group, Inc.
The GEO Group, Inc. (“GEO”) is a world leader in the delivery of correctional, detention, and residential treatment services to federal, state, and local government agencies around the globe. GEO offers a turnkey approach that includes design, construction, financing, and operations. GEO represents government clients in the United States, Australia, South Africa, Canada, and the United Kingdom. GEO’s worldwide operations include 61 correctional and residential treatment facilities with a total design capacity of approximately 49,000 beds.
Safe-Harbor Statement
This press release contains forward-looking statements regarding future events and future performance of GEO that involve risks and uncertainties that could materially affect actual results, including statements regarding estimated earnings, revenues and costs and our ability to maintain growth and strengthen contract relationships. Factors that could cause actual results to vary from current expectations and forward-looking statements contained in this press release include, but are not limited to: (1) GEO’s ability to meet its financial guidance for 2006 given the various risks to which its business is exposed; (2) GEO’s ability to successfully pursue further growth and continue to enhance shareholder value; (3) GEO’s ability to access the capital markets in the future on satisfactory terms or at all; (4) risks associated with GEO’s ability to control operating costs associated with contract start-ups; (5) GEO’s ability to timely open facilities as planned, profitably manage such facilities and successfully integrate such facilities into GEO’s operations without substantial costs; (6) GEO’s ability to win management contracts for which it has submitted proposals and to retain existing management contracts; (7) GEO’s ability to obtain future financing on acceptable terms; (8) GEO’s ability to sustain company-wide occupancy rates at its facilities; and (9) other factors contained in GEO’s Securities and Exchange Commission filings, including the forms 10-K, 10-Q and 8-K reports.

Contact:	Pablo E. Paez	(866) 301-4436
Director, Corporate Relations

N E W S    R E L E A S E
Fourth quarter and year-end financial tables to follow:
The GEO Group, Inc.
Consolidated Statements of Operations
For the thirteen weeks and fifty-two weeks ended January 1, 2006 and the fourteen weeks and fifty-three weeks ended January 2, 2005
(In thousands except per share data)

	13 Weeks	14 Weeks	52 Weeks	53 Weeks
	Ended	Ended	Ended	Ended
	January 1, 2006	January 2, 2005	January 1, 2006	January 2, 2005
Revenues	$164,874	$161,594	$612,900	$593,994
Operating Expenses	159,227	136,793	540,128	495,226
Depreciation and Amortization	4,949	3,683	15,876	13,898
General and Administrative Expenses	13,165	13,277	48,958	45,879

Operating Income (loss)	(12,467)	7,841	7,938	38,991

Interest Income	2,281	2,471	9,154	9,568
Interest Expense	(6,922)	(5,159)	(23,016)	(22,138)

Write off of deferred financing fees	—	(317)	(1,360)	(317)
Income (loss) before income taxes, minority interest, equity in income (loss) of affiliate, and discontinued operations	(17,108)	4,836	(7,284)	26,104
Provision (benefit) for Income Taxes	(13,707)	(1,013)	(11,826)	8,231
Minority interest	(202)	(162)	(742)	(710)
Equity in income (loss) of affiliate, net of income tax	2,280	239	2,079	—

Income (loss) from Continuing Operations	(1,323)	5,926	5,879	17,163
Income (loss) from Discontinued Operations, net of tax	516	(697)	1,127	(348)

Net Income (loss)	$(807)	$5,229	$7,006	$16,815

Basic EPS
Income (loss) from Continuing Operations	$(0.13)	$0.62	$0.61	$1.83
Income (loss) from Discontinued Operations	0.05	(0.07)	0.12	(0.04)

Earnings (loss) per share — Basic	$(0.08)	$0.55	$0.73	$1.79

Basic Weighted Average Shares Outstanding	9,662	9,480	9,580	9,384

Diluted EPS
Income (loss) from Continuing Operations	$(0.13)	$0.60	$0.59	$1.77
Income (loss) from Discontinued Operations	0.05	(0.07)	0.11	(0.04)

Earnings (loss) per share — Diluted	$(0.08)	$0.53	$0.70	$1.73

Diluted Weighted Average Shares Outstanding	9,985	9,809	10,010	9,738
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Contact:	Pablo E. Paez	(866) 301-4436
Director, Corporate Relations

N E W S    R E L E A S E
The GEO Group, Inc.
Operating Data

	13 Weeks	14 Weeks	52 Weeks	53 Weeks
	Ended	Ended	Ended	Ended
	January 1, 2006	January 2, 2005	January 1, 2006	January 2, 2005
*Revenue-producing beds	48,370	34,813	48,370	34,813
*Compensated man-days	3,161,501	3,338,787	12,607,525	12,458,102
*Average occupancy	99.0%	98.9%	97.5%	99.3%
*Includes South Africa
The GEO Group, Inc.
Consolidated Balance Sheets
January 1, 2006 and January 2, 2005
(In thousands)

	January 1, 2006	January 2, 2005
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$57,094	$92,005
Short-term investments	—	10,000
Accounts receivable, less allowance for doubtful accounts of $224 and $907	127,612	90,386
Deferred income tax asset	19,029	12,891
Other current assets	15,826	12,083
Current assets of discontinued operations	123	5,401

Total current assets	219,684	222,766

Restricted cash	26,366	3,908
Property and equipment, net	282,236	190,865
Assets held for sale	5,000	—
Direct finance lease receivable	38,492	42,953
Goodwill	35,896	615
Intangible assets	16,231	—
Other non current assets	14,880	13,282
Other assets of discontinued operations	—	5,937

	$638,785	$480,326

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$28,445	$21,039
Accrued payroll and related taxes	26,985	24,595
Accrued expenses	70,177	53,104
Current portion of deferred revenue	1,894	1,844
Current portion of long-term debt and non-recourse debt	7,758	13,736
Current liabilities of discontinued operations	1,260	3,160

Total current liabilities	136,519	117,478

Deferred revenue	3,267	4,320
Deferred tax liability	1,359	8,466
Minority interest	1,840	1,194
Other non current liabilities	19,601	19,978
Capital Leases	17,072	—
Long-term debt	219,254	186,198
Non-recourse debt	131,279	42,953
Total shareholders’ equity	108,594	99,739

	$638,785	$480,326

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Contact:	Pablo E. Paez	(866) 301-4436
Director, Corporate Relations